UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

Portman Ridge Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Madison Avenue, 3rd Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 891-2880

Portman Ridge Finance Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTMN	The NASDAQ Global Select Market

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2025, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its certificate of incorporation (the “Certificate”) to change its name from “Portman Ridge Finance Corporation” to “BCP Investment Corporation”. The name change was made pursuant to Section 242 of the Delaware General Corporation Law and will become effective post-market close on August 22, 2025.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Certificate or changes to the Company’s bylaws in connection with the name change.

On August 25, 2025, the Company’s common stock, which trades on the NASDAQ Global Select Market, will cease trading under the ticker symbol “PTMN” and commence trading under the ticker symbol “BCIC”.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on August 20, 2025, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

3.1	Certificate of Amendment

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTMAN RIDGE FINANCE CORPORATION

By:	/s/ Brandon Satoren
Name:	Brandon Satoren
Title:	Chief Financial Officer

Date: August 21, 2025